Exhibit 3.32

AMENDED AND RESTATED

BYLAWS OF

SIERRA TOWERS, INC.

Pursuant to resolutions duly adopted by the Board of Directors of Sierra Towers, Inc., a Texas corporation (the “Corporation”), dated effective as of February 2, 2004 and December 24, 2012, and written consents duly executed and delivered by the sole shareholder of the Corporation, dated effective as of February 2, 2004 and December 24, 2012, the Bylaws of the Corporation are hereby amended and restated as follows:

ARTICLE I. MEETINGS OF SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders of the Corporation for the election of directors and the transaction of other business shall be held during the month of April each year and on the date and at the time and place that the board of directors determines. If any annual meeting is not held, by oversight or otherwise, a special meeting shall be held as soon as practical, and any business transacted or election held at that meeting shall be as valid as if transacted or held at the annual meeting.

Section 2. Special Meetings. Special meetings of the shareholders for any purpose shall be held when called by the chief executive officer, president or the board of directors, or when demanded in writing by the holders of not less than ten percent of all of the shares entitled to vote at the meeting. Such demand must be delivered to the Corporation’s secretary. A meeting demanded by shareholders shall be called for a date not less than ten nor more than sixty days after the request is made. The secretary shall issue the call for the meeting, unless the president, the board of directors, or shareholders requesting the meeting designate another person to do so. The shareholders at a special meeting may transact only business that is related to the purposes stated in the notice of the special meeting.

Section 3. Place. Meetings of shareholders may be held either within or outside Texas.

Section 4. Notice. A written or printed notice of each meeting of shareholders, stating the place, day, and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each shareholder of record entitled to vote at the meeting, not less than ten nor more than sixty days before the date set for the meeting, either personally or by first class United States mail, by or at the direction of the president, the secretary, or the officer or other persons calling the meeting. If mailed, the notice shall be considered delivered when it is deposited in the United States mail, postage prepaid, addressed to the shareholder at his address as it appears on the records of the Corporation.

Section 5. Waivers of Notice. Whenever any notice is required to be given to any shareholder of the Corporation under these Bylaws, the Certificate of Formation of the Corporation (the “Certificate”), or the Texas Business Organizations Code (the “Code”), a written waiver of notice, signed anytime by the person entitled to notice shall be equivalent to giving notice. Attendance by a shareholder entitled to vote at a meeting, in person or by proxy, shall constitute a waiver of (a) notice of the meeting, except when the shareholder attends a meeting solely for the purpose, expressed at the beginning of the meeting, of objecting to the transaction of any business because the meeting is not lawfully called or convened, and (b) an objection to consideration of a particular matter at the meeting that is not within the purpose of the meeting unless the shareholder objects to considering the matter when it is presented.

Section 6. Record Date. For the purpose of determining the shareholders for any purpose, the board of directors may either require the stock transfer books to be closed for up to 60 days or fix a record date, which shall be not more than 60 days before the date on which the action requiring the determination is to be taken. In the event the stock transfer books are closed, or the record date is fixed, for the purpose of determining shareholders entitled to notice of or to vote at any meetings of the shareholders, the stock transfer books shall be closed for at least ten days immediately preceding such meeting, or the record date shall not be fewer than ten days prior to the date on which the particular action requiring such determination of the shareholders is to be taken, as applicable. However, a record date shall not precede, nor be more than ten days after, the date upon which the resolution fixing the record date is adopted. If the transfer books are not closed and no record date is set by the board of directors, the record date shall be determined as follows: (a) for determining shareholders entitled to demand a special meeting, the record date is the date the first such demand is delivered to the Corporation; (b) for determining shareholders entitled to a share dividend, the record date is the date the board of directors authorizes the dividend; (c) if no prior action is required by the board of directors pursuant to the Code, the record date for determining shareholders entitled to take action without a meeting is the date the first signed written consent is delivered to the Corporation; (d) if prior action is required by the board of directors pursuant to the Code, the record date for determining shareholders entitled to take action without a meeting is at the close of business on the day that the board of directors adopts a resolution taking such prior action; and (e) for determining shareholders entitled to notice of and to vote at an annual or special shareholders meeting the record date is as of the close of business on the day before the first notice is delivered to the shareholders. When a determination of the shareholders entitled to vote at any meeting has been made, that determination shall apply to any adjournment of the meeting, unless otherwise provided by the board of directors.

Section 7. Shareholder’s List for Meeting. A complete alphabetical list of the names of the shareholders entitled to receive notice of and to vote at the meeting shall be prepared by the secretary or other authorized agent having charge of the stock transfer book. The list shall be arranged by voting group and include each shareholder’s address, and the number, series, and class of shares held. The list must be made available at least ten days before and throughout each meeting of shareholders. The list must be made available at the Corporation’s principal office, registered agent’s office, transfer agent’s office or at a place identified in the meeting notice in the city where the meeting will be held. Any shareholder, his agent or attorney, upon written demand and at his own expense may inspect the list during regular business hours. The list shall be available at the meeting and any shareholder, his agent or attorney is entitled to inspect the list at any time during the meeting or its adjournment.

If the requirements of this section have not been substantially complied with, the meeting, on the demand of any shareholder in person or by proxy, shall be adjourned until the requirements of this section are met. If no demand for adjournment is made, failure to comply with the requirements of this section does not affect the validity of any action taken at the meeting. An officer or agent having charge of the stock transfer books who fails to comply with the requirements of this section shall be liable to any shareholder suffering damage on account of such failure to the extent of such damage.

Section 8. Shareholder Quorum and Voting. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of a majority of the shares entitled to vote on the matter is the act of the shareholders unless otherwise provided by law. A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact. After a quorum has been established at a shareholders’ meeting, a withdrawal of shareholders that reduces the number of shareholders entitled to vote at the meeting below the number required for a quorum does not affect the validity of an adjournment of the meeting or an action taken at the meeting prior to the shareholders’ withdrawal.

Authorized but unissued shares, including shares redeemed or otherwise reacquired by the Corporation, and shares of stock of this Corporation owned by another corporation, the majority of the voting stock of which is owned or controlled directly or indirectly by this Corporation, at any meeting shall not be voted or counted in determining the total number of outstanding shares at any time. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws or board of directors of such corporation may authorize or determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him without a transfer of the shares into his name, so long as such shares form a part of the estate served by him and are in his possession. A trustee may vote shares standing in his name, but no trustee may vote shares that are not transferred into his name. Shares standing in the name of a receiver may be voted by him, and shares held by or under his control may be voted by such receiver without transfer of the shares into his name if he is so authorized by an appropriate order of the court by which he was appointed. A shareholder whose shares are pledged may vote the shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares unless the instrument creating the pledge provides otherwise.

Section 9. Proxies. Any shareholder entitled to vote at any meeting of shareholders may vote the shareholder’s shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by the shareholder’s attorney in fact. An executed telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of an appointment form, is a sufficient appointment form. A shareholder may also grant authority to his proxy by (a) signing an appointment form or having such form signed by the shareholder’s authorized officer, director, employee, or agent by any reasonable means including facsimile signature; (b) transmitting or authorizing the transmission of a telegram, cablegram, telephone transmission or other means of electronic transmission to the person who will be the proxy or to a proxy solicitation firm, proxy support service organization, registrar, or agent authorized by the person who will be designated as the proxy to receive such transmission; however, any telegram, cablegram, telephone transmission or other means of electronic transmission must set forth or be submitted with information from which can be determined that the transmission was authorized by the shareholder; or (c) any other acceptable means under the Code. If an appointment form expressly provides, any proxy holder may appoint, in writing, a substitute to act in his place. An appointment of a proxy is effective when received by the secretary of the Corporation or other officer or agent authorized to tabulate votes. An appointment is valid for up to 11 months unless a longer period is expressly provided in the appointment form. The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of §21.369 of the Code. If the validity of any proxy is questioned, it must be submitted to the secretary of the shareholders’ meeting for examination or to a proxy officer or committee appointed by the person presiding at the meeting. The secretary of the meeting or, if appointed, the proxy officer or committee, shall determine the validity of any proxy submitted and reference by the secretary in the minutes of the meeting to the regularity of a proxy shall be received as prima facie evidence of the facts stated for the purpose of establishing the presence of a quorum at such meeting and for all other purposes.

ARTICLE II. DIRECTORS

Section 1. Function. The business and affairs of the Corporation shall be managed and its corporate powers exercised by the board of directors.

Section 2. Number. The number of directors of the Corporation shall be the same as the number stated in the Certificate.

Section 3. Qualification. Each member of the board of directors must be a natural person who is 18 years of age or older. A director need not be a resident of Texas or a shareholder of the Corporation.

Section 4. Election and Term. The persons named in the Certificate as a members of the initial board of directors shall hold office until the first annual meeting of shareholders and until his successors have been elected and qualified or until his earlier resignation, removal from office, or death. At the first annual meeting of shareholders and at each annual meeting thereafter, upon such terms and conditions and subject to the limitations set forth in the Certificate, the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he is elected and until his successor is elected and qualifies or until his earlier resignation, removal from office, or death.

Section 5. Compensation. The board of directors has authority to fix the compensation of the directors, as directors and as officers.

Section 6. Duties of Directors. A director shall perform his duties as a director, including his duties as a member of any committee of the board upon which he serves, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation.

Section 7. Presumption of Assent. A director of the Corporation who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken is presumed to have assented to the action unless he votes against it or expressly abstains from voting on the action taken, or his dissent shall be entered in the minutes of the meeting or be filed with the person acting as the secretary of the meeting on the adjournment thereof or be forwarded by registered mail to the secretary of the corporation immediately after adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 8. Vacancies. Unless filled by the shareholders, any vacancy occurring in the board of directors, including any vacancy created because of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, even if the number of remaining directors does not constitute a quorum of the board of directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

Section 9. Removal or Resignation of Directors. At a meeting of shareholders called for that purpose, the shareholders, by a vote of the holders of a majority of the shares entitled to vote at an election of directors, may remove any director, or the entire board of directors, with or without cause, and fill any vacancy or vacancies created by the removal.

A director may resign at any time by delivering written notice to the board of directors or its chairman or the Corporation. A resignation is effective when the notice is delivered unless the notice specifies later effective date. If a resignation is made effective at a later date, the board of directors may fill the pending vacancy before the effective date if the board of directors provided that the successor does not take office until the effective date.

Section 10. Quorum and Voting. At all meetings of the board of directors, a majority of the directors shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors.

Section 11. Place of Meetings. The board of directors may hold meetings, both regular and special, within or outside the State of Texas.

Section 12. Regular Meetings. A regular meeting of the board of directors shall be held without notice, other than this bylaw, immediately after and at the same place as the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice other than the resolution.

Section 13. Special Meetings. Special meetings of the board of directors may be called by or at the request of the president or any directors.

Section 14. Notice of Meetings. Written notice of the time and place of special meetings of the board of directors shall be given to each director by either personal delivery or by first class United States mail at least two days before the meeting. Notice of a meeting of the board of directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting constitutes a waiver of notice of the meeting and all objections to the time and place of the meeting, or the manner in which it has been called or convened, except when the director states, at the beginning of the meeting, or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of the meeting.

A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the board of directors to another time and place. Notice of any adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

Section 15. Executive Committee: Creation and Powers. The board of directors may in its discretion designate an Executive Committee consisting of one or more of the directors of the Corporation. Subject to the provisions of Section 21.416 of the Code, the Certificate and these Bylaws, the Executive Committee shall have and may exercise, when the board of directors is not in session, all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and shall have the power to authorize the seal of the Corporation to be affixed to all papers which may require it; but the Executive Committee shall not have the power to fill vacancies in the board of directors, the Executive Committee, or any other committee of directors or to elect or approve officers of the Corporation. The Executive Committee shall have the power and authority to authorize the issuance of common stock and grant and authorize options and other rights with respect to such issuance. The board of directors shall have the power at any time to change the membership of the Executive Committee, to fill all vacancies in it, or to dissolve it, either with or without cause.

Section 16. Organization. The Chairman of the Executive Committee, to be selected by the board of directors, shall act as chairman at all meetings of the Executive Committee and the Secretary shall act as secretary thereof. In case of the absence from any meeting of the Executive Committee of the Chairman of the Executive Committee or the Secretary, the Executive Committee may appoint a chairman or secretary, as the case may be, of the meeting.

Section 17. Meetings. Regular meetings of the Executive Committee, of which no notice shall be necessary, may be held on such days and at such places, within or without the State of Texas, as shall be fixed by resolution adopted by a majority of the Executive Committee and communicated in writing to all its members. Special meetings of the Executive Committee shall be held whenever called by the Chairman of the Executive Committee or a majority of the members of the Executive Committee then in office. Notice of each special meeting of the Executive Committee shall be given by mail, telegraph, telex, cable, wireless, or other form of recorded communication or be delivered personally or by telephone to each member of the Executive Committee not later than the day before the day on which such meeting is to be held. Notice of any such meeting need not be given to any member of the Executive Committee, however, if waived by him in writing or by telegraph, telex, cable, wireless, or other form of recorded communication, or if he shall be present at such meeting; and any meeting of the Executive Committee shall be a legal meeting without any notice thereof having been given, if all the members of the Executive Committee shall be present thereat. Subject to the provisions of this Article II, the Executive Committee, by resolution adopted by a majority of the whole Executive Committee, shall fix its own rules of procedure.

Section 18. Quorum and Manner of Acting. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at a meeting thereof at which quorum is present shall be the act of the Executive Committee.

Section 19. Other Committees. The board of directors may designate one or more other committees consisting of one or more directors of the Corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise, subject to the provisions of Section 21.416 of the Code, and the Certificate and these Bylaws, the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and shall have the power to authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power to fill vacancies in the board of directors, the Executive Committee, or any other committee or in their respective membership, to appoint or remove officers of the Corporation, or to authorize the issuance of shares of the capital stock of the Corporation, except that such a committee may, to the extent provided in said resolutions, grant and authorize options and other rights with respect to the common stock of the Corporation pursuant to and in accordance with any plan approved by the board of directors. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings and specify what notice thereof, if any, shall be given, unless the board of directors shall otherwise provide. The board of directors shall have power to change the members of any such committee at any time, to fill vacancies, and to dissolve any such committee, either with or without case, at any time.

Section 20. Alternate Members of Committees. The board of directors may designate one or more directors as alternate members of the Executive Committee or any other committee, who may replace any absent or disqualified member at any meeting of the committee, or if none be so appointed, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

Section 21. Minutes of Committees. Each committee shall keep regular minutes of its meetings and proceedings and report the same to the board of directors at the next meeting thereof.

Section 22. Actions Without a Meeting. Unless otherwise restricted by the Certificate or these Bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board of directors or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board of directors or committee, as the case may be.

Section 23. Presence at Meetings by Means of Communications Equipment. Members of the board of directors, or of any committee designated by the board of directors, may participate in a meeting of the board of directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting conducted pursuant to this Section 23 shall constitute presence in person at such meeting.

ARTICLE III. OFFICERS

Section 1. Officers. The officers of the Corporation shall consist of a president, a secretary, and a treasurer, and may include one or more vice presidents, one or more assistant secretaries, and one or more assistant treasurers. The officers shall be elected initially by the board of directors at the organizational meeting of board of directors and thereafter at the first meeting of the board following the annual meeting of the shareholders in each year. The board from time to time may elect or appoint other officers, assistant officers, and agents, who shall have the authority and perform the duties prescribed by the board. An elected or duly appointed officer may, in turn, appoint one or more officers or assistant officers, unless the board of directors disapproves or rejects the appointment All officers shall hold office until their successors have been appointed and have been qualified or until their earlier resignation, removal from office or death. Any number of offices may be held by the same person. The failure to elect a president, secretary, or treasurer shall not affect the existence of the Corporation.

Section 2. President. The president, subject to the direction of the board of directors, shall be responsible for the general and active management of the business and affairs of the Corporation, shall be authorized to execute all certificates of stock, bonds, deeds, mortgages and other contracts for the Corporation, shall preside at all meetings of the shareholders, and shall have the other powers and perform the other duties prescribed by the board of directors.

Section 3. Vice Presidents. Each vice president shall be authorized to execute all bonds, deeds, mortgages and other contracts for the Corporation and shall have the other powers and perform the other duties prescribed by the board of directors or the president. Unless the board of directors otherwise provides, if the president is absent or unable to act, the vice president who has served in that capacity for the longest time and who is present and able to act shall be authorized to perform all the duties and may exercise any of the powers of the president. Any vice president shall be authorized to sign, with the secretary or assistant secretary, certificates of stock of the Corporation.

Section 4. Secretary. The secretary shall be authorized to execute contracts and other instruments for the Corporation and shall be authorized to (a) keep the minutes of the proceedings of the shareholders and the board of directors in one or more books provided for that purpose, (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law, (c) maintain custody of the corporate records and the corporate seal, attest the signatures of officers who execute documents on behalf of the Corporation, authenticate records of the Corporation, and assure that the seal is affixed to all documents of which execution on behalf of the Corporation under its seal is duly authorized, (d) keep a register of the post office address of each shareholder that shall be furnished to the secretary by the shareholder,

(e) sign with the president, or a vice president, certificates for shares of stock of the Corporation, the issuance of which have been authorized by resolution of the board of directors, (f) have general charge of the stock transfer books of the Corporation, and (g) in general perform all duties incident to the office of secretary and other duties as from time to time may be prescribed by the president or the board of directors.

Section 5. Treasurer. The treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation, (b) receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit monies in the name of the Corporation in the banks, trust companies, or other depositaries as shall be selected by the board of directors, and (c) in general perform all the duties incident to the office of treasurer and other duties as from time to time may be assigned to him by the president or the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in the sum and with the surety or sureties that the board of directors determines.

Section 6. Removal of Officers. An officer or agent elected or appointed by the board of directors or appointed by another officer may be removed by the board whenever in its judgment the removal of the officer or agent will serve the best interests of the Corporation. Any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer. Removal shall be without prejudice to any contract rights of the person removed. The appointment of any person as an officer, agent, or employee of the Corporation does not create any contract tights. The board of directors may fill a vacancy, however occurring, in any office.

An officer may resign at any time by delivering notice to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date, its board of directors may fill the pending vacancy before the effective date if the board of directors provides that the successor does not take office until the effective date. An officer’s resignation does not affect the officer’s contract rights, if any, with the Corporation.

Section 7. Salaries. The board of directors from time to time shall fix the salaries of the officers, and no officer shall be prevented from receiving his salary merely because he is also a director of the Corporation.

ARTICLE IV. INDEMNIFICATION

Any person, his heirs, or his personal representative, made, or threatened to be made, a party to any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative, because he is or was a director, officer, employee, or agent of this Corporation or serves or served any other corporation or other enterprise in any capacity at the request of this Corporation, shall be indemnified by this Corporation, and this Corporation may advance his related expenses to the full extent permitted by Texas law. In discharging his duty, any director, officer, employee, or agent, when acting in good faith, may rely upon information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by (1) one or more officers or employees of the Corporation whom the director, officer, employee, or agent reasonably believes to be reliable and competent in the matters presented, (2) counsel, public accountants, or other persons as to matters that the director, officer, employee, or agent believes to be within that person’s professional or expert competence, or (3) in the case of a director, a committee of the board of directors upon which he does not serve, duly designated according to law, as to matters within its designated authority, if the director reasonably believes that the committee is competent. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which the person, his heirs, or personal representatives may be entitled. The Corporation may, upon the affirmative vote of a majority of its board of directors, purchase insurance for the purpose of indemnifying these persons. The insurance may be for the benefit of all directors, officers, or employees.

ARTICLE V. STOCK CERTIFICATES

Section 1. Issuance. Shares may but need not be represented by certificates. The board of directors may authorize the issuance of some or all of the shares of the Corporation of any or all of its classes or series without certificates. If certificates are to be issued, the share must first be fully paid.

Section 2. Form. Certificates evidencing shares in this Corporation shall be signed (a) by the president, or a vice president and the secretary or assistant secretary or (b) by any other officers authorized by the board of directors, and may be sealed with the seal of this Corporation or a facsimile of the seal. Unless the Corporation’s stock is registered pursuant to every applicable securities law, each certificate shall bear an appropriate legend restricting the transfer of the shares evidenced by that certificate.

Section 3. Lost, Stolen, or Destroyed Certificates. The Corporation may issue a new certificate in the place of any certificate previously issued if the shareholder of record (a) makes proof in affidavit form that the certificate has been lost, destroyed, or wrongfully taken, (b) requests the issue of a new certificate before the Corporation has notice that the certificate has been acquired by the purchaser for value in good faith and without notice of any adverse claim, (c) if requested by the Corporation, gives bond in the form that the Corporation directs, to indemnify the Corporation, the transfer agent, and the registrar against any claim that may be made concerning the alleged loss, destruction, or theft of a certificate, and (d) satisfies any other reasonable requirements imposed by the Corporation.

Section 4. Restrictive Legend. Every certificate evidencing shares that are restricted as to sale, disposition, or other transfer shall bear a legend summarizing the restriction or stating that the Corporation will furnish to any shareholder, upon request and without charge, a full statement of the restriction.

ARTICLE VI. DIVIDENDS

The board of directors from time to time may declare, and the Corporation may pay, dividends on the Corporation’s outstanding shares in the manner and upon the terms and conditions provided by applicable law.

ARTICLE VII. SEAL

The corporate seal shall have the name of the Corporation and the word “seal” inscribed on it, and may be a facsimile, engraved, printed, or an impression seal.

ARTICLE VIII. AMENDMENT

These Bylaws may be repealed or amended, and additional bylaws may be adopted, by either a vote of a majority of the full board of directors or by vote of the holders of a majority of the issued and outstanding shares entitled to vote, upon such terms and conditions and subject to the limitations set forth in the Certificate. In order to be effective, any amendment approved hereby must be in writing and attached to these Bylaws.

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